BLACK DIAMOND FUNDS

                                CODE OF ETHICS

                               February __, 2003

INTRODUCTION

     This Code of Ethics ("Code") has been adopted by Black Diamond Funds (the "Trust") with respect to each of its series listed in Appendix A (each a "Series") to establish standards and procedures for the detection and prevention of inappropriate personal securities transactions by Access Persons (defined below) having knowledge of the investments and investment intentions of the Trust, and to address other types of conflict of interest situations.

     Upon discovering a violation of the Code, the Board of Trustees (the "Board") may impose such sanctions as it deems appropriate, including, among other things, a letter of censure or suspension or termination of the employment or other position of the violator. [An officer of the Trust is responsible for monitoring compliance with the Code (the "Review Officer").]

     This Code is intended to ensure that the personal securities transactions of Access Persons are conducted in accordance with the following principles:

          (i) the duty at all times to place first the interests of the Trust;

          (ii) the requirement that all personal securities transactions be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's responsibility and position of trust; and

         (iii) the fundamental standard that Trust personnel not take inappropriate advantage of their positions.

     Failure to comply with this Code is a very serious matter and may result in disciplinary action including, among other things, monetary fines, disgorgement of profits, and suspension or termination of employment.

SECTION 1. DEFINITIONS

     (A)  Access Person means:

          (i) any employee of the Trust or any company in a control relationship to the Trust who, in connection with his regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by the Trust (primarily interests in investment funds) or whose functions or duties as part of the ordinary course of his business relate to the making of any recommendations with respect to the Trust regarding the purchase or sale of securities (an "Advisory Person");

          (ii) any manager or officer of the Trust, regardless of whether such manager or officer is an Advisory Person; and

         (iii) any natural person in a control relationship to the Trust who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of securities.

          Access Persons are listed in Appendix A.

     (B) Beneficial Owner shall have the meaning as set forth in Rule 16a-1(a)(2) under the Securities and Exchange Act of 1934, except that the determination of direct or indirect beneficial ownership shall apply to all Covered Securities that an Access Person owns or acquires. A beneficial owner of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest (the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities) in a security.

     Indirect pecuniary interest in a security includes securities held by a person's spouse, or by a person's immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships).

     (C) Control means the power to exercise a controlling influence over the management or policies of a company, unless this power is solely the result of an official position with the company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder thereof control over the company. This presumption may be rebutted by the Review Officer based upon the facts and circumstances of a given situation.

     (D) Covered Security means any security, except:

          (i)  direct obligations of the Government of the United States;

          (ii) bankers' acceptances and bank certificates of deposit;

         (iii) commercial paper and debt instruments with a maturity at issuance of less than 366 days and rated in one of the two highest rating categories by a nationally recognized statistical rating organization;

          (iv) repurchase agreements covering any of the foregoing; and

          (v)  shares of registered open-end investment companies.

     (E) Investment Personnel means any individual who controls the Trust and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust.

     (F) Security Held or to be Acquired by the Series means:

          (i) any Covered Security which, within the most recent 15 days (i) is or has been held by a Series or (ii) is being or has been considered by a Series or an investment adviser to a Series for purchase by the applicable Series; and

          (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

     (G) Purchase or sale includes, among other things, the writing of an option to purchase or sell.

SECTION 2. PRECLEARANCE REQUIREMENT

     All Access Persons must obtain prior written approval from the Review Officer before engaging in personal securities transactions, except transactions in U.S. Government securities. Approvals will be valid for 24 hours. A request form is included at Appendix B.

SECTION 3. PROHIBITED TRANSACTIONS

     (A) Prohibition Against Fraudulent Conduct. No Access Person shall use any information concerning the investments or investment intentions of a Series, or the Access Person's ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Trust or a Series.

     In addition, no affiliated person of the Trust or a Series shall, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by a Series:

          (i)  employ any device, scheme or artifice to defraud a Series;

          (ii) make to a Series or to a Series' investment advisers or distributor any untrue statement of a material fact, or omit to state to any of the foregoing a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         (iii) engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon a Series; or

          (iv) engage in any manipulative practice with respect to a Series.

     (B) Other Fraudulent Transactions. Access Persons are also prohibited from:

          (i) inducing or causing a Series to take action or to fail to take action, for personal benefit rather than for the benefit of the Series;

          (ii) accepting anything other than of de minimus value or any other preferential treatment from any entity with which a Series does business;

         (iii) establishing or maintaining an account at any entity through which securities transactions may be effected without written notice to the designated Review Officer prior to establishing such an account;

          (iv) using knowledge of portfolio transactions of a Series for their personal benefit or the personal benefit of their friends or relatives;

          (v) violating the anti-fraud provisions of the federal or state securities laws;

          (vi) serving on the boards of directors of publicly traded companies, absent prior authorization based upon a determination by the Review Officer that the board service would be consistent with the interests of the Trust and its shareholders.

     (C) Blackout Period. Access Persons shall not purchase or sell a Covered Security in an account over which they have direct or indirect influence or control on a day during which they know or should know a Series has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn. For purposes of this Section, the (i) common stock and any fixed income security of an issuer shall not be deemed to be the same security; (ii) non-convertible preferred stock of an issuer shall be deemed to be the same security as the fixed income securities of that issuer; and
          (iii) convertible preferred stock shall be deemed to be the same security as both the common stock and fixed income securities of that issuer.

          (i) Blackout Period Exclusions and Definitions. The following transactions shall not be prohibited by this Code and are not subject to the limitations of Section 3(C):

               (a) purchases or sales over which the Access Person has no direct or indirect influence or control (for this purpose, an Access Person is deemed to have direct or indirect influence or control over the accounts of a spouse, minor children and relatives residing in the Access Person's home);

               (b) purchases which are part of an automatic dividend reinvestment plan;

               (c) purchases or sales which are non-volitional on the part of the Access Person; and

               (d) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

     (D) Undue Influence: Disclosure of Personal Interest. No Access Person shall cause or attempt to cause any Series to purchase, sell or hold any security in a manner calculated to create any personal benefit to the Access Person. No Access Person shall recommend any securities transactions for a Series without having disclosed the Access Person's interest, if any, in such securities or the issuer thereof, including, without limitation:

          (i) the Access Person's direct or indirect beneficial ownership of any securities of such issuer;

          (ii) any position with such issuer or its affiliates; and

         (iii) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other hand.

     (E) Corporate Opportunities. All Access Persons are prohibited from taking personal advantage of any opportunity properly belonging to the Trust or a Series.

     (F) Confidentiality. Except as required in the normal course of carrying out an Access Person's business responsibilities, Access Persons are prohibited from revealing information relating to the investment intentions or activities of any Series, or securities that are being considered for purchase or sale on behalf of any Series.

SECTION 4. REPORTING REQUIREMENTS

     (A) Access Person Reporting. All Access Persons (as identified in Appendix A) must report the information described in this Section with respect to transactions in any Covered Security in which the Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership. All Access Persons and Investment Personnel must report to the distributor or an investment adviser of the Trust or a Series pursuant to a Code of Ethics adopted by those entities and approved by the Trustees.

     (B) Trustee Reporting. An independent trustee (a trustee who is not an interested person of the Trust as defined in Section 2(a)(19) of the Investment Company Act of 1940) need only report a transaction if the trustee knew at the time of the transaction or, in the ordinary course of fulfilling the trustee's official duties as a trustee, should have known that, during the 15 day period immediately preceding or after the date of the transaction in a Covered Security by the trustee, such Covered Security is or was purchased or sold or was being considered for purchase or sale by a Series or an investment adviser to the Trust or a Series.

     (C) Exclusions From Reporting. Purchases or sales of Covered Securities in an account in which an Access Person has no direct or indirect influence or control are not subject to the reporting requirements of this Section.

     (D) Initial Holding Reports. No later than ten (10) days after the person becomes an Access Person, an Access Person must report the following information See Appendix C):

          (i) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

          (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

         (iii) the date that the report is submitted by the Access Person.

     (E) Quarterly Transaction Reports. No later than ten (10) days after the end of a calendar quarter, an Access Person must report the following information (See Appendix D):

          (i) with respect to any transaction during the quarter in a Covered Security in which the Access Person had, or by reason of such transaction acquired, any direct or indirect beneficial ownership:

               (1) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

               (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (3) the price of the Covered Security at which the transaction was effected;

               (4) the name of the broker, dealer or bank with or thorough which the transaction was effected; and

               (5)  the date that the report is submitted by the Access
                    Person.

          (ii) with respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

               (1) the name of the broker, dealer or bank with whom the Access Person established the account;

               (2)  the date the account was established; and

               (3)  the date that the report is submitted by the Access
                    Person.

     (F) Annual Holdings Reports. Annually, an Access Person must report the following information (which information must be current as of a date no more than thirty (30) days before the report is submitted) (See Appendix E):

          (i) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

          (ii) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

         (iii) the date that the report is submitted by the Access Person.

     (G) Certification of Compliance. Each Access Person is required to certify annually (in the form of Appendix F) that the Access Person has read and understood the Code and recognizes that the Access Person is subject to the Code. Further, each Access Person is required to certify annually that the Access Person has disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

     (H) Alternative Reporting. The submission to the Review Officer of duplicate broker trade confirmations and statements on all Covered Securities transactions shall be deemed to satisfy these reporting requirements. The annual holdings report may be satisfied by conforming annually in writing the accuracy of the records maintained by the Review Officer and recording the date of the confirmation.

     (I) Report Qualification. Any report may contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

     (J) Account Opening Procedures. Access Persons shall provide written notice to the Review Officer prior to opening any account with any entity through which a Covered Securities transaction may be effected. In addition, all Access Persons will promptly:

          (i) provide to the Trust, its agents and attorneys full access to any and all records and documents which the Trust considers relevant to any securities transactions or other matters subject to the Code;

          (ii) cooperate with the Trust, or its agents and attorneys, in investigating any securities transactions or other matter subject to the Code;

         (iii) provide the Trust, its agents and attorneys with an explanation (in writing if requested) of the facts and circumstances surrounding any securities transaction or other matter subject to the Code; and

          (iv) promptly notify the Review Officer or such other individual as the Trust may direct, in writing, from time to time, of any incident of noncompliance with the Code by any Access Person.

SECTION 5. REVIEW OFFICER

     (A) Duties of Review Officer. A Review Officer shall be appointed by the Trust's President to:

          (i) review all securities transaction and holdings reports, and shall maintain the names of persons responsible for reviewing these reports;

          (ii) identify all Access Persons who are required to make these reports and promptly inform each Access Person of the requirements of this Code;

         (iii) compare, on a quarterly basis, all Access Person Covered Securities transactions with each Series' completed portfolio transactions to determine whether a Code violation may have occurred;

          (iv) maintain a signed acknowledgement by each person who is then an Access Person, in the form of Appendix B; and

          (v) identify persons who are Investment Personnel of the Trust and inform those persons of their requirements to obtain prior written approval from the Review Officer prior to directly or indirectly acquiring ownership of a security in any private placement or initial public offering.

          (vi) Annually prepare a written report to the Board that

               (1) describes any issues under the Code or procedures since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

               (2) certifies that the Trust has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

     (B) Potential Trade Conflict. When there appears to be a transaction that conflicts with the Code, the Review Officer shall request a written explanation of the Access Person's transaction. If, after post-trade review, it is determined that there has been a violation of the Code, a report will be made by the Review Officer with a recommendation of appropriate action to the Board.

     (C) Required Records. The Review Officer shall maintain and cause to be maintained:

          (i) a copy of any code of ethics adopted by the Trust which has been in effect during the previous five (5) years in an easily accessible place;

          (ii) a record of any violation of any code of ethics, and of any action taken as a result of such violation, in an easily accessible place for at least five (5) years after the end of the fiscal year in which the violation occurs;

         (iii) a copy of each report made by an Access Person as required by
               Section 4 of this Code for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place;

          (iv) a list of all persons who are, or within the past five years have been, required to make reports or who were responsible for reviewing these reports pursuant to any code of ethics adopted by the Trust, in an easily accessible place;

          (v) a copy of each written report and certification required pursuant to Section 5(c) of this Code for at least five (5) years after the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place; and

          (vi) a record of any decision, and the reasons supporting the decision, approving the acquisition by Investment Personnel of securities under Section 5(A)(v) of this Code, for at least five (5) years after the end of the fiscal year in which the approval is granted.

SECTION 6. BOARD REVIEW

     The Board, including a majority of the independent trustees, shall:

          (i) approve the code of ethics of the Trust, the code of ethics of each investment adviser and principal underwriter of the Trust before initially retaining their services, and any material changes to these codes within six months of such change;

          (ii) base its approval of a code of ethics, and any material changes to a code of ethics, on a determination that the code contains provisions reasonably necessary to prevent access persons (as defined in the respective codes) from engaging in prohibited conduct;

         (iii) receive, prior to approving a code or any amendment to a code, a certification from the Trust, investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent access persons from violating the code; and

          (iv) receive and consider, no less frequently than annually

               (1) a written report from the Trust, investment adviser, or principal underwriter describing any issues, material violations or sanctions arising under the Code; and

               (2) a written certification from the Trust, investment adviser, or principal underwriter, as applicable, that it has adopted procedures reasonably necessary to prevent Access Persons from violating its code.

                                                                    APPENDIX A

                    BLACK DIAMOND FUNDS and ACCESS PERSONS

This Code applies to the following Series:

Black Diamond Principal Protected 500 Series I
Black Diamond Principal Protected 100 Series I
Black Diamond Principal Protected 2000 Series I
Black Diamond Principal Protected 400 Series I
Black Diamond Principal Protected LS Series I

The Trust's Access Persons include:

                                                                    APPENDIX B

                           REQUEST FOR PERMISSION TO
                   ENGAGE IN PERSONAL SECURITIES TRANSACTION

     To the Review Officer:

     On each of the dates proposed below, I hereby request permission to effect a transaction in securities as indicated below on behalf of myself, my family (spouse, minor children or adults living in my household), trusts of which I am trustee or other account in which I have a beneficial ownership interest title, and which are required to be pre-approved pursuant to the Code of Ethics adopted by the Board of Trustees of Black Diamond Funds pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended.

          (Use approximate dates and amounts of proposed transaction)

                                                          Nature of
           Proposed      No. of Shares                    Transaction
Name of    Date of       or Principal    Dollar Amount    (Purchase,    Broker/Dealer
Security   Transaction   Amount          of Transaction   Sale, Other)  or Bank         Price
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

                                        Name: ________________________________

                                        Position
                                        With Company _________________________


Date: ______________________________    Signature: ___________________________

Permission Granted                      Permission Denied


Date: ______________________________    Signature: ___________________________
                                                         Review Officer

                                                                    APPENDIX C

                         INITIAL REPORT OF SECURITIES

To the Review Officer:

     As of the date indicated I, my family (spouse, minor children or adults living in my household) or trusts of which I am trustee, possessed direct or indirect "beneficial ownership," of the securities listed below. I am reporting ownership of these securities as required by the Code of Ethics of Black Diamond Funds adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended. If there were no such securities, I have so indicated by typing or printing "NONE."

                        No. of Shares
      Name of            or Principal                       Broker/Dealer
      Security              Amount                              or Bank
------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

     This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) any other transactions not required to be reported under the Code and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date: __________________________        Signature:

                                        Print Name: __________________________

                                        Company: _____________________________

                                        Position
                                        with Company: ________________________

                                                                    APPENDIX D

                  QUARTERLY REPORT OF SECURITIES TRANSACTIONS

To the Review Officer:

     On the dates indicated, the following transactions, if any, were effected in securities of which I, my family (spouse, minor children or adults living in my household) or trusts of which I am trustee, participated or acquired, direct or indirect "beneficial ownership," and which must be reported pursuant to the Code of Ethics of Black Diamond Funds adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended. If no such transactions were effected, I have so indicated by typing or printing "NONE."

                         No. of      Dollar        Nature of              Interest
                         Shares      Amount        Transaction            Broker/    Rate and
                         or          of            (Purchase,             Dealer     Maturity
Name of    Date of       Principal   Transaction   Sale, Other)   Price   or Bank    Date (if
Security   Transaction   Amount                                                      applicable)
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

     During the period covered by this report, the following accounts were established by me in which securities were held during such period for the direct or indirect benefit of me, my family (spouse, minor children or adults living in my household) or trusts of which I am trustee. If no accounts were established, I have so indicated by typing or printing "NONE."

                  Name of                      Date Account Established
             Broker, Dealer or Bank
------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------


     This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) any other transactions not required to be reported under the Code and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date: ___________________________       Signature:

                                        Print Name: __________________________

                                        Company: _____________________________

                                        Position
                                        with Company: ________________________

                                                                    APPENDIX E

                          ANNUAL REPORT OF SECURITIES

To the Review Officer:

     As of the date indicated, I, my family (spouse, minor children or adults living in my household) or trusts of which I am trustee, possessed direct or indirect "beneficial ownership," of the securities listed below. I am reporting ownership of these securities as required by the Code of Ethics of Black Diamond Funds adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended. If there were no such securities, I have so indicated by typing or printing "NONE."

                        No. of Shares
      Name of            or Principal                  Broker/Dealer
      Security              Amount                        or Bank
------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

     This report (i) excludes transaction with respect to which I had no direct or indirect influence or control, (ii) any other transactions not required to be reported under the Code and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date: _____________________________     Signature:

                                        Print Name: __________________________

                                        Company: _____________________________

                                        Position
                                        with Company: ________________________

                                                                    APPENDIX F

                         ACCESS PERSON ACKNOWLEDGEMENT

I understand that I am an Access Person as defined in the Black Diamond Funds Code of Ethics. I have read and I understand the Code of Ethics and will comply with it in all respects. In addition, I certify that I have complied with the requirements of the Code of Ethics and I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.



____________________________________                  ________________
Signature                                             Date

Printed Name

This form must be completed and returned to the Trust's Review Officer.

04088.0001 #340927